Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

G MEDICAL INNOVATIONS HOLDINGS LTD.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)(2)(3)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share	Rule 457(o)			$13,880,500	0.0001102	$1,529.63
	Other	Pre-Funded Warrants to purchase Ordinary Shares	Rule 457(g)
	Other	Underwriters warrants to purchase Ordinary Shares	Rule 457(g)
	Equity	Ordinary Shares issuable upon the exercise of underwriter’s warrants(4)	Rule 457(o)			$867,531.25	0.0001102	$95.60
	Total Offering Amounts					$14,748,031.25		$1,625.23
	Total Fees Previously Paid							$2,425.77
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares, or Ordinary Shares, registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of Ordinary Shares that the representative of the underwriters has the option to purchase to cover over-allotments, if any.
(3)	In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares underlying the pre-funded warrants are registered hereby, no separate registration fee is required with respect to the pre-funded warrants registered hereby.
(4)

The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is equal to 125% of $694,025 (which is equal to 5% of $13,880,500).